UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 21, 2006
NAVARRE CORPORATION
(Exact name of Registrant as specified in its charter)

Minnesota	000-22982	41-1704319

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
7400 49th Avenue North, New Hope, MN 55428
(Address of principal executive offices)
Registrant’s telephone number, including area code: (763) 535-8333
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement
On August 15, 2005, Navarre Corporation (the “Company”) filed a Current Report on Form 8-K reporting, among other things, that on August 11, 2005 it had named Cary L. Deacon as its President and Chief Operating Officer. In connection with Mr. Deacon’s appointment, a written employment agreement was entered into by and between the Company and Mr. Deacon on June 21, 2006. This agreement terminates on March 31, 2009.
As was initially reported, this agreement currently provides for a base salary of $350,000 per year, subject to annual adjustments by the Compensation Committee of the Company, and an annual bonus of up to sixty percent (60%) of his base salary, to be determined based upon the Company’s achievement of objectives established by the Compensation Committee of the Company. Mr. Deacon is also entitled to receive reimbursement for reasonable business expenses, medical and disability insurance, a $700,000 life insurance policy, paid vacation, and is entitled to participate in benefit plans on the same basis as other executive officers of the Company.
The employment agreement provides that, if the employment of Mr. Deacon is terminated by the Company Without Cause or by Mr. Deacon for Good Reason ( as such terms are defined in the agreement), Mr. Deacon is entitled to receive payments equal to: (i) his then-current base salary through the end of the agreement or two years, whichever is greater; (ii) an amount equal to the average of his annual bonus during the three prior fiscal years, multiplied by a factor of two; and (iii) any earned but unpaid annual bonus for the most recently completed fiscal year. Mr. Deacon would also be entitled to continue to receive medical, dental and life insurance benefits for a period of eighteen months following such a termination of his employment.
The agreement further provides that Mr. Deacon will not compete with any material portion of the Company’s business activities for up to 18 months following the termination of his employment; that Mr. Deacon will be bound by confidentiality obligations during and after his employment; and that any intellectual property created by Mr. Deacon during his employment has been, and will be, assigned to the Company.
The foregoing summary of this agreement is qualified in its entirety by the terms of Mr. Deacon’s employment agreement, a copy of which is attached hereto as Exhibit 99.1 to this Form 8-K/A and is hereby incorporated by reference.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
See Item 1.01 above.
Item 9.01 Financial Statements and Exhibits
(c) Exhibits. The following exhibit is filed with this document:

Exhibit
99.1	Employment Agreement by and between Navarre Corporation and Cary L. Deacon

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NAVARRE CORPORATION
Dated: June 21, 2006	By:	/s/ J. Reid Porter
		Name:	J. Reid Porter
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Employment Agreement by and between Navarre Corporation and Cary L. Deacon